UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Hotel Under Contract

As previously disclosed in a Current Report on Form 8-K filed on May 14, 2014 by Chatham Lodging Trust (“Chatham”), an affiliate of Chatham entered into a purchase and sale agreement (the “Purchase and Sale Agreement”), dated May 8, 2014, by and among Chatham Lodging, L.P., NewINK LLC (“NewINK JV”), certain entities affiliated with Cerberus Capital Management (“Cerberus”) and certain individual owners and operating lessees, pursuant to which (i) Cerberus agreed to sell its interest in a joint venture that owns a 51-hotel portfolio (the “Innkeepers JV”) to NewINK JV (the “Innkeepers JV Sale”) and (ii) Chatham agreed to acquire four hotels located in Silicon Valley in California comprising an aggregate of 751 rooms (the “Silicon Valley Portfolio”).  Pursuant to the Purchase and Sale Agreement, Chatham will acquire the Silicon Valley Portfolio for a gross purchase price of $341.5 million less reserve credits of $15.1 million for a net purchase price of $326.4 million. NewINK JV is expected to assign to NorthStar Realty Finance Corp. (“Northstar”) the right to acquire Cerberus’ interest in the Innkeepers JV. Upon completion of the transactions, NorthStar will own an 89.7% ownership interest in the Innkeepers JV and its 47-hotel portfolio, while Chatham will own the remaining 10.3% ownership interest in the Innkeepers JV, which is equal to Chatham’s original interest in the initial Innkeepers JV and will own a 100% interest in the Silicon Valley Portfolio. Completion of each of the Innkeepers JV Sale and the acquisition of the Silicon Valley Portfolio is contingent upon satisfaction of certain closing conditions. Accordingly, until the closing of these acquisitions, there can be no assurance that NorthStar will complete the Innkeepers JV Sale or that Chatham will complete its acquisition of the Silicon Valley Portfolio.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Combined financial statements for the following hotels - probable acquisition:

Residence Inn Mountain View
Residence Inn San Mateo
Residence Inn Silicon Valley I
Residence Inn Silicon Valley II

Report of Independent Certified Public Accountants
Combined Balance Sheets as of March 31, 2014 (Unaudited) and December 31, 2013 and 2012
Combined Statements of Operations for the three month periods ended March 31, 2014 and 2013 (Unaudited) and for the years ended December 31, 2013 and 2012
Combined Statements of Owners Equity (Deficit) for the three months ended March 31, 2014 (Unaudited) and for the years ended December 31, 2013 and 2012
Combined Statements of Cash Flows for the three month periods ended March 31, 2014 and 2013 (Unaudited) and for the years ended December 31, 2013 and 2012
Notes to Financial Statements

(b) Pro Forma Financial Information.

Chatham Lodging Trust
Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2014
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2014
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

Dated:	May 27, 2014	By:	/s/ Dennis M. Craven Dennis M. Craven Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

SILICON VALLEY PORTFOLIO
Unaudited - Financial Statements
March 31, 2014

Silicon Valley Portfolio
Condensed Combined Balance Sheets
(in thousands)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets:
Investment in hotel properties, net	$143,439	$145,571
Cash and cash equivalents	1,602	1,811
Restricted cash	13,620	13,281
Accounts receivable (net of allowance for doubtful accounts of $31 and $31, respectively)	767	537
Deferred costs, net	4,279	4,689
Prepaid expenses and other assets	726	553
Total assets	$164,433	$166,442

Liabilities and Owners Deficit:
Liabilities
Debt	$215,868	$215,868
Accounts payable and accrued expenses	1,921	1,883
Total liabilities	217,789	217,751

Owners deficit	(53,356)	(51,309)
Total liabilities and owners deficit	$164,433	$166,442

The accompanying notes are an integral part of these condensed combined financial statements.

Silicon Valley Portfolio
Condensed Combined Statements of Operations (Unaudited)
(in thousands)

	For the Three Months Ended

	March 31, 2014	March 31, 2013
Revenue:
Room	$10,135	$9,318
Other	119	94
Total revenue	10,254	9,412
Expenses:
Hotel operating expenses:
Room	1,398	1,339
Telephone expense	43	42
Other expense	29	31
General and administration	641	628
Franchise fees	745	715
Advertising and promotions	186	195
Utilities	260	238
Repairs and maintenance	421	368
Management fees	224	207
Insurance	40	45
Total hotel operating expenses	3,987	3,808

Depreciation and amortization	2,671	2,759
Property taxes and insurance	474	461
General and administrative	108	98
Total operating expenses	7,240	7,126

Operating income	3,014	2,286
Interest and other income	8	12
Interest expense, including amortization of deferred fees	(2,676)	(2,354)
Net income (loss)	$346	$(56)

The accompanying notes are an integral part of these condensed combined financial statements.

Silicon Valley Portfolio
Condensed Combined Statements of Owners Deficit (Unaudited)
For the Three Months Ended March 31, 2014
(in thousands)

Total Deficit
Balance at December 31, 2013	$(51,309)
Distribution to owners	(2,393)
Net income	346
Balance at March 31, 2014	$(53,356)

The accompanying notes are an integral part of these condensed combined financial statements.

Silicon Valley Portfolio
Condensed Combined Statement of Cash Flows (Unaudited)
(in thousands)

	For the Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$346	$(56)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	2,663	2,585
Amortization of deferred franchise fees	8	175
Amortization of deferred financing fees included in interest expense	410	29
Changes in assets and liabilities:
Accounts receivable	(230)	(185)
Prepaid expenses and other assets	(174)	(238)
Deferred costs	—	65
Accounts payable and accrued expenses	87	(1,065)
Net cash provided by operating activities	3,110	1,310

Cash flows from investing activities:
Capital expenditures	(579)	(1,723)
Change in restricted cash	(339)	72
Net cash used in investing activities	(918)	(1,651)

Cash flows from financing activities:
Payment of deferred financing fees	(8)	—
Payment on franchise conversion obligations	—	(97)
Contributions from owners	—	660
Distribution to owners	(2,393)	—
Net cash provided by (used) in financing activities	(2,401)	563

Net increase (decrease) in cash and cash equivalents	(209)	222
Cash and cash equivalents, beginning of period	1,811	1,910

Cash and cash equivalents, end of period	$1,602	$2,132

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,032	$3,064
Supplemental disclosure of non-cash investing and financing information:
Accrued improvements and additions to hotel properties	$24	$5

The accompanying notes are an integral part of these condensed combined financial statements.

Silicon Valley Portfolio
Notes to Financial Statements (Unaudited)
(in thousands)

1.	Business and Basis of Presentation

INK Acquisition, LLC and a series of six affiliated partnerships (i) INK Acquisition II, LLC; (ii) INK Acquisition III, LLC; (iii) INK Acquisition IV, LLC; (iv) INK Acquisition V, LLC; (v) INK Acquisition VI, LLC and (vi) INK Acquisition VII, LLC, (collectively the “INK JV”) were formed in 2011 to acquire the assets and associated operations of a portfolio of 64 hotels.

Each of the aforementioned INK JV partnerships are 89.7% owned by CRE-Ink REIT Member, LLC and its affiliates ("Cerberus") and  owned 10.3% by Chatham Lodging, LP ("Chatham") (collectively the "Owners").  In addition, an entity owned by Jeffrey H. Fisher, Chatham's Chairman and Chief Executive Officer, owns a 0.5% non-voting interest in CRE-Ink REIT Member, LLC.

The Silicon Valley Portfolio (hereinafter the "Company") includes the following hotels: (i) Residence Inn Mountain View, (ii) Residence Inn San Mateo, (iii) Residence Inn Silicon Valley I and (iv) Residence Inn Silicon Valley II with an aggregate of 750 rooms/suites (the "Hotels") and are subject to a purchase and sale agreement between the INK JV and Chatham Lodging Trust and its affiliates.  These financial statements have been prepared in connection with this probable transaction and present the combined carve-out historical financial position, results of operations and cash flows of the four hotels in the Silicon Valley Portfolio as if they operated on a stand-alone basis subject to the control of the Owners. The stand-alone results of the four hotels have been combined as each hotel was under common management and ownership during each of the periods presented.

The Hotels operate under franchise agreements with Marriott International, Inc. ("Marriott") and are subject to management agreements with Island Hospitality Management ("IHM"). Jeffrey H. Fisher is the 90% owner of IHM (note 4).

2. Investment in Hotel Properties, net

Investment in hotel properties, net consists of the following at March 31, 2014 and December 31, 2013 (in thousands):

	March 31, 2014	December 31, 2013
Land	$33,850	$33,850
Building and improvements	122,553	122,308
Furniture, fixtures and equipment	12,297	12,065
Renovations in progress	371	325
Investment in hotel properties, gross	169,071	168,548
Less accumulated depreciation	(25,632)	(22,977)
Investment in hotel properties, net	$143,439	$145,571

3. Hotel Management Agreements (Related Party)

The Hotels have entered into management agreements with Island Hospitality Management ("IHM") (a related party) on October 27, 2011 and have an initial term of five years and may be extended subject to approval by both IHM and the Company. The IHM agreement may be terminated for no termination fee by giving not less than 30 days prior written notice and upon the assignment of the Hotels, interest in the related hotel or upon sale or transfer of such hotel. The IHM management agreements may be terminated for cause, including the failure of IHM to meet specified performance levels. The agreements provide for a base management fee of 2% of revenues as well as an incentive management fee of 15% of the amount by which actual aggregate operating income less fixed costs for any given operating year for all hotels exceeds the aggregate amount of the final budgeted operating income less fixed costs. The incentive management fee is capped at 1% of gross hotel revenues for the applicable calculation. The management agreements also provide for accounting fees up to $1,000 per month per hotel as well as revenue management fees of $550 per month per hotel. Management fees for the three months ended March 31, 2014 and 2013 were $0.2 million and $0.2 million, respectively.

4. Franchise Agreements

The Hotels operate under franchise agreements with Marriott International, Inc. ("Marriott"), relating to the Silicon Valley Portfolio. The Marriott franchise agreements are terminable by Marriott in the event that the applicable franchisee fails to cure an event of default or, in certain circumstances such as the franchisee's bankruptcy or insolvency, are terminable by Marriott at will. Franchise fees are based on a percentage of gross revenues. Terms of the Company's franchise agreements are:

Property	Franchise Fee	Marketing Fee	Expiration

Mountain View	5%	2.5%	12/31/2021
San Mateo	6.5% through 7/18/13, then 5%	2.5%	12/31/2021
Silicon Valley I	6.5% through 7/18/13, then 5%	2.5%	7/18/2023
Silicon Valley II	6.5% through 7/25/13, then 5%	2.5%	7/25/2023

Franchise expenses for the three months ended March 31, 2014 and 2013 were $0.7 million and $0.7 million, respectively.

5. Subsequent Events

On May 8, 2014, the Owners entered into a purchase and sale agreement (the “Purchase and Sale Agreement”), by and among NewINK LLC (“NewINK JV”), certain entities affiliated with Cerberus Capital Management (“Cerberus”), Chatham Lodging, L.P., (the “Chatham OP”), and certain individual owners and operating lessees, pursuant to which (i) Cerberus agreed to sell its interest in a joint venture that owns a 51-hotel portfolio (the “Innkeepers JV”) to NewINK LLC (the “Innkeepers JV Sale”) and (ii) Chatham OP agreed to acquire the remaining interest in the Silicon Valley Portfolio not previously owned by the Chatham OP. Pursuant to the Purchase and Sale Agreement, Chatham OP will acquire the Silicon Valley Portfolio for a gross purchase price of $341.5 million less reserve credits of $15.1 million for a net purchase price of $326.4 million, which includes the previously owned 10.3% interest held by the Chatham OP.

The Company has evaluated subsequent events from the balance sheet date through May 27, 2014, the date the financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

SILICON VALLEY PORTFOLIO
Combined Financial Statements
For the Years Ended December 31, 2013 and 2012

Report of Independent Certified Public Accountants

To the Owners of the
Silicon Valley Portfolio

We have audited the accompanying combined financial statements of the Silicon Valley Portfolio (“as defined in Note 1”), which comprise the combined balance sheets as of December 31, 2013 and 2012, and the related combined statements of operations, of owners equity (deficit) and of cash flows for the years then ended, respectively.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Silicon Valley Portfolio at December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, respectively, in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida

May 27, 2014

SILICON VALLEY PORTFOLIO
Combined Balance Sheets
(in thousands)

	December 31, 2013	December 31, 2012
Assets:
Investment in hotel properties, net	$145,571	$154,378
Cash and cash equivalents	1,811	1,910
Restricted cash	13,281	1,096
Accounts receivable (net of allowance for doubtful accounts of $31 and $32 respectively)	537	435
Deferred costs, net	4,689	1,296
Prepaid expenses and other assets	553	516
Total assets	$166,442	$159,631

Liabilities and Owners Equity (Deficit):
Liabilities
Debt	$215,868	$138,803
Accounts payable and accrued expenses	1,883	2,925
Total liabilities	217,751	141,728

Owners (deficit) equity	(51,309)	17,903
Total liabilities and owners (deficit) equity	$166,442	$159,631
The accompanying notes are an integral part of these financial statements.

SILICON VALLEY PORTFOLIO
Combined Statements of Operations
(in thousands)

	For the Years Ended
	December 31, 2013	December 31, 2012
Revenue:
Room	$40,836	$36,397
Other	432	476
Total revenue	41,268	36,873

Expenses:
Hotel operating expenses:
Room	5,792	5,339
Telephone expense	167	173
Other expense	142	113
General and administration	2,664	2,528
Franchise fees	3,319	2,969
Advertising and promotions	705	897
Utilities	1,034	1,002
Repairs and maintenance	1,486	1,359
Management fees	900	812
Insurance	180	133
Total hotel operating expenses	16,389	15,325

Depreciation and amortization of franchise fees	10,912	11,255
Property taxes and insurance	1,867	1,823
General and administrative	382	376
Total operating expenses	29,550	28,779

Operating income	11,718	8,094
Interest and other income	62	3
Interest expense, including amortization of deferred fees	(9,918)	(9,742)
Net income (loss)	$1,862	$(1,645)
The accompanying notes are an integral part of these financial statements.

SILICON VALLEY PORTFOLIO
Combined Statements of Owners Equity (Deficit)
For the years ended December 31, 2013 and 2012
(in thousands)

Total Equity (Deficit)
Balance at January 1, 2012	$29,625
Contribution from owners	707
Distribution to owners	(10,784)
Net loss	(1,645)
Balance at December 31, 2012	17,903
Distribution to owners	(71,074)
Net income	1,862
Balance at December 31, 2013	$(51,309)
The accompanying notes are an integral part of these financial statements.

SILICON VALLEY PORTFOLIO
Combined Statements of Cash Flows
(in thousands)

	For the Year Ended	For the Year Ended
	December 31,	December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$1,862	$(1,645)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	10,513	10,556
Amortization of deferred franchise fees	399	699
Amortization of deferred financing fees included in interest expense	617	115
Early extinguishment of debt	437	—
Changes in operating assets and liabilities:
Accounts receivable	(102)	82
Deferred costs	65	(30)
Prepaid expenses and other assets	(35)	(528)
Accounts payable and accrued expenses	(632)	884
Net cash provided by operating activities	13,124	10,133

Cash flows from investing activities:
Capital expenditures	(1,665)	(909)
Change in restricted cash	(12,185)	1,170
Net cash used in investing activities	(13,850)	261

Cash flows from financing activities:
Proceeds from issuance of mortgage debt	215,868	—
Repayments on mortgage loan payable	(138,803)	—
Payment of deferred financing fees	(4,911)	—
Payment of franchise conversion obligations	(453)	(584)
Distribution to owners	(71,074)	(10,077)
Net cash provided by (used) in financing activities	627	(10,661)

Net decrease in cash and cash equivalents	(99)	(267)
Cash and cash equivalents, beginning of period	1,910	2,177

Cash and cash equivalents, end of period	$1,811	$1,910

Supplemental disclosure of cash flow information:
Cash paid for interest	$12,811	$12,406
Supplemental disclosure of non-cash investing and financing information:
Accrued improvements and additions to hotel properties	$73	$32
The accompanying notes are an integral part of these financial statements.

SILICON VALLEY PORTFOLIO
Notes to Combined Financial Statements
December 31, 2013 and 2012
(in thousands)

1.	Business and Basis of Presentation

INK Acquisition, LLC and a series of six affiliated partnerships (i) INK Acquisition II, LLC; (ii) INK Acquisition III, LLC; (iii) INK Acquisition IV, LLC; (iv) INK Acquisition V, LLC; (v) INK Acquisition VI, LLC and (vi) INK Acquisition VII, LLC, (collectively the “INK JV”) were formed in 2011 to acquire the assets and associated operations of a portfolio of 64 hotels.

Each of the aforementioned INK JV partnerships are 89.7% owned by CRE-Ink REIT Member, LLC and its affiliates ("Cerberus") and  owned 10.3% by Chatham Lodging, LP ("Chatham") (collectively the "Owners").  In addition, an entity owned by Jeffrey H. Fisher, Chatham's Chairman and Chief Executive Officer, owns a 0.5% non-voting interest in CRE-Ink REIT Member, LLC.

The Silicon Valley Portfolio (hereinafter the "Company") includes the following hotels: (i) Residence Inn Mountain View, (ii) Residence Inn San Mateo, (iii) Residence Inn Silicon Valley I and (iv) Residence Inn Silicon Valley II with an aggregate of 750 rooms/suites (the "Hotels") and are subject to a purchase and sale agreement between the INK JV and Chatham Lodging Trust and its affiliates.  These financial statements have been prepared in connection with this probable transaction and present the combined carve-out historical financial position, results of operations and cash flows of the four hotels in the Silicon Valley Portfolio as if they operated on a stand-alone basis subject to the control of the Owners. The stand-alone results of the four hotels have been combined as each hotel was under common management and ownership during each of the periods presented.

The Hotels operate under franchise agreements with Marriott International, Inc. ("Marriott") and are subject to management agreements with Island Hospitality Management ("IHM"). Jeffrey H. Fisher is the 90% owner of IHM (note 4).

2.	Summary of Significant Accounting Policies

Basis of Presentation. The combined financial statements have been prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America ("GAAP"). All intercompany accounts and transactions have been eliminated. These combined financial statements are being presented on a combined basis as the four hotels in the Silicon Valley Portfolio are under common management and ownership during each of the periods presented.

Use of estimates. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SILICON VALLEY PORTFOLIO
Notes to Combined Financial Statements
December 31, 2013 and 2012
(in thousands)

Investment in hotel property, net. The Company allocates the purchase prices of hotel properties acquired based on the fair value of the acquired real estate, furniture, fixtures and equipment, identifiable intangible assets and assumed liabilities. The Company's investment in hotel properties are carried at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (5 to 10 years for furniture and equipment and 15 to 39 years for buildings and improvements).

The Company's hotel properties are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of the hotel properties may not be recoverable. Events or circumstances that may cause a review include, but are not limited to, adverse changes in the demand for lodging at the hotels due to declining national or local economic conditions and/or new hotel construction in markets where the hotels are located. When this condition exists, management will perform an analysis to determine if the estimated undiscounted future cash flows, without interest charges, from operations and the proceeds from the ultimate disposition of a hotel property exceed its carrying value. If the estimated undiscounted future cash flows are less than the carrying amount, an adjustment to reduce the carrying amount to the related hotel property's estimated fair market value is recorded and an impairment loss recognized. As of December 31, 2013 and 2012, the Hotels were deemed to be held for use and no facts and circumstances were noted which would indicate that the carrying value may not be recoverable.  As such, no impairment provisions were recorded for the years ended December 31, 2013 and 2012.

Cash and cash equivalents. All highly liquid cash investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash equivalents are placed with reputable institutions and the balances may at times exceed federally insured deposit levels; however, the hotel has not experienced any losses in such accounts.

Restricted cash. Restricted cash includes amounts required to be held in escrow by certain lenders for the payment of debt service, property taxes and insurance and additional capital expenditures.

Accounts receivable. Hotel receivables consist of amounts owed by guests staying in the Hotels at December 31, 2013 and 2012 and amounts due from business customers or groups. The Company estimates the allowance for doubtful accounts at a level believed to be adequate to absorb estimated losses. Evaluation of the adequacy of the allowance is primarily based on past loss experience, current economic conditions, and other relevant factors. The allowance for doubtful accounts was $31 thousand and $32 thousand at December 31, 2013 and 2012.

Prepaid expenses and other assets. Prepaid expenses and other assets consist primarily of prepaid insurance which are expensed over the term of the insurance coverage on a straight line basis.

SILICON VALLEY PORTFOLIO
Notes to Combined Financial Statements
December 31, 2013 and 2012
(in thousands)

Deferred costs, net. Deferred costs and other are recorded at cost and consist of the following at December 31, 2013 and 2012:

	2013	2012

Deferred loan costs	$4,911	$648
Franchise fees	387	387
Other	—	1,211
	5,298	2,246
Accumulated amortization	(609)	(950)
	$4,689	$1,296

Deferred loan costs are amortized using the interest method over the original terms of the related indebtedness. Franchise fees represent cash paid to apply for and obtain franchise licenses. Amortization of franchise fees is computed using the straight-line method over the life of the franchise agreements. For the years ended December 31, 2013 and 2012, other deferred costs primarily relate to franchise conversion costs of $0.0 million and $1.2 million, respectively. For the years ended December 31, 2013 and 2012, amortization expense related to franchise conversion fees and franchise fees of $0.4 million and $0.7 million, respectively, is recorded in depreciation and amortization in the combined statements of operations. For the years ended December 31, 2013 and 2012 amortization expense related to loan costs of $0.6 million and $0.1 million, respectively, are included in interest expense in the combined statement of operations.

Income Taxes. No provision for federal income taxes has been made as the liability for such taxes is that of the Owners, rather than the Hotels.  The Owners have elected to treat the INK JV as partnerships for tax purposes and the effects of its operations, which include the Hotels, accrue to its partners.  The Hotels are subject to the statutory requirements of the states in which it conducts business.

Fair Value Measurements. Management believes that the carrying values of the Company's cash and cash equivalents, accounts receivable, prepaid expenses and accounts payable and accrued expenses approximate their fair values due to their short-term nature. In determining the current market interest rate, the Company adds its estimate of a market spread to the quoted yields on federal government treasury securities with maturities similar to its debt. See Note 6.

Revenue and Expense Recognition. Revenue from room rental, food and beverage and telephone usage is recognized as services are provided and when collection is reasonably assured. Hotel expenses are recognized on an accrual basis as incurred.

SILICON VALLEY PORTFOLIO
Notes to Combined Financial Statements
December 31, 2013 and 2012
(in thousands)

3. Investment in Hotel Properties, net

Investment in hotel properties, net consists of the following at December 31, 2013 and 2012 (in thousands):

	December 31, 2013	December 31, 2012
Land	$33,850	$32,248
Building and improvements	122,308	122,615
Furniture, fixtures and equipment	12,065	11,979
Renovations in progress	325	—
Investment in hotel properties, gross	168,548	166,842
Less accumulated depreciation	(22,977)	(12,464)
Investment in hotel properties, net	$145,571	$154,378

4.	Hotel Management Agreements (Related Party)

The Hotels entered into management agreements with IHM (a related party) on October 27 and have an initial term of five years and may be extended subject to approval by both IHM and the Company. The IHM agreements may be terminated for no termination fee by giving not less than 30 days prior written notice and upon the assignment of the Hotels, interest in the related hotel or upon sale or transfer of such hotel. The management agreements may be terminated for cause, including the failure of IHM to meet specified performance levels. The agreements provide for a base management fee of 2% of revenues as well as an incentive management fee of 15% of the amount by which actual aggregate operating income less fixed costs for any given operating year for all hotels exceeds the aggregate amount of the final budgeted operating income less fixed costs. The incentive management fee is capped at 1% of gross hotel revenues for the applicable calculation. The management agreements also provide for accounting fees up to $1,000 per month per hotel as well as revenue management fees of $550 per month per hotel. Management fees for the years ended December 31, 2013 and 2012 were $0.9 million and $0.8 million, respectively.

5.	Franchise Agreements

The Hotels operate under franchise agreements with Marriott, relating to the Silicon Valley Portfolio. The Marriott franchise agreements are terminable by Marriott in the event that the applicable franchisee fails to cure an event of default or, in certain circumstances, such as the franchisee's bankruptcy or insolvency, are terminable by Marriott at will. Franchise fees are based on a percentage of gross revenues. Terms of the Company's franchise agreements are:

Property	Franchise Fee	Marketing Fee	Expiration

Mountain View	5%	2.5%	12/31/2021
San Mateo	6.5% through 7/18/13, then 5%	2.5%	12/31/2021
Silicon Valley I	6.5% through 7/18/13, then 5%	2.5%	7/18/2023
Silicon Valley II	6.5% through 7/25/13, then 5%	2.5%	7/25/2023
Franchise expenses for the three months ended December 31, 2013 and 2012 were $3.3 million and $3.0 million, respectively.

SILICON VALLEY PORTFOLIO
Notes to Combined Financial Statements
December 31, 2013 and 2012
(in thousands)

6.	Debt

Debt is comprised of the following at December 31, 2013 and 2012:

				Principal Balance		Property Carrying Value
				(In thousands)		(In thousands)
	Interest Rate	Beginning	Maturity Date	2013	2012	2013	2012
Variable rate debt
JPM Chase loan (1)	4.97%	09/04/2013	09/03/2016	$215,868	—	$145,246	—

Fixed rate debt
Mortgage loan	6.7125%	11/09/2011	07/09/2017	$—	$138,803	$—	$154,378
				$215,868	$138,803	$145,246	$154,378

(1) During 2013, the owners refinanced their existing non-recourse mortgage debt with JP Morgan Chase Bank, National Association ("JP Morgan Chase") which was cross-collateralized by a portfolio of 51 hotels, of which the Silicon Valley Portfolio is part of that portfolio. The amounts presented for the Silicon Valley Portfolio are amounts allocated proportionally based on the terms of the mortgage debt and require repayment for the Owners to sell the Silicon Valley Portfolio. The new loan is a five-year, interest only loan comprised of a two-year loan with three, one-year extension options. The first extension is not contingent on any factors. As such, the Company treats the loan as a three-year loan and amortizes deferred issuance costs over the three-year life term. Interest only payments are due monthly. The interest is based on one-month LIBOR plus 4.8%. Monthly payments are based on the number of days and loan balance outstanding and are not the same every month. The interest rates reflected above are based on the average LIBOR rate for the three months prior to the end of the respective period plus 4.8%. The JP Morgan Chase loan requires the owners to maintain certain financial covenants. The Company was in compliance with these covenants as of December 31, 2013.

Future scheduled principal payments of debt obligations as of December 31, 2013, for each of the next five calendar years and thereafter are as follows:

Amount
2014	$—
2015	—
2016	215,868
2017	—
2018	—
Thereafter	—
Total	$215,868

The Company estimates the fair value of its debt by taking into account general market conditions and the estimated credit terms it could obtain for debt with a similar maturity date. At December 31, 2013, the carrying value of debt approximated the estimated fair value.

SILICON VALLEY PORTFOLIO
Notes to Combined Financial Statements
December 31, 2013 and 2012
(in thousands)

7. Commitments and Contingencies

The Company is not presently a defendant to any material litigation, nor, to its knowledge, is any material litigation threatened against the Company or its properties, other than routine litigation arising in the ordinary course of business and which is expected to pose no material financial risk to the Company and/or is expected to be covered by insurance policies.

8.	Subsequent Events

On May 8, 2014, the Owners entered into a purchase and sale agreement (the “Purchase and Sale Agreement”), by and among NewINK LLC (“NewINK JV”), certain entities affiliated with Cerberus Capital Management (“Cerberus”), Chatham Lodging, L.P., (the “Chatham OP”), and certain individual owners and operating lessees, pursuant to which (i) Cerberus agreed to sell its interest in a joint venture that owns a 51-hotel portfolio (the “Innkeepers JV”) to NewINK LLC (the “Innkeepers JV Sale”) and (ii) Chatham OP agreed to acquire the remaining interest in the Silicon Valley Portfolio not previously owned by the Chatham OP. Pursuant to the Purchase and Sale Agreement, Chatham OP will acquire the Silicon Valley Portfolio for a gross purchase price of $341.5 million less reserve credits of $15.1 million for a net purchase price of $326.4 million, which includes the previously owned 10.3% interest held by the Chatham OP.
The Company has evaluated subsequent events from the balance sheet date through May 27, 2014, the date the financial statements were available to be issued, and concluded there were no other events or transactions during this period that required recognition or disclosure in its financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION OF CHATHAM LODGING TRUST

Chatham Lodging Trust (“Chatham”) was formed as a Maryland real estate investment trust (“REIT”) on October 26, 2009. Chatham completed its initial public offering (“IPO”) and concurrent private placement of common shares of beneficial interest on April 21, 2010, raising approximately $158.7 million, net of underwriting discounts and commissions and other offering costs. Subsequent to its IPO, Chatham has received net proceeds of $261.6 million, net of underwriting discounts, commissions and other offering costs, from the issuance and sale of its common shares in underwritten public offerings.

Chatham acquired the following hotels during the year ended December 31, 2013:

Property	Location	Date of Acquisition	Number of rooms	Purchase Price
Houston Courtyard	Houston, TX	2/5/2013	197	$34.8	million
Hyatt Place North Shore	Pittsburgh, PA	6/17/2013	178	40.0	million
Hilton Garden Inn Denver Tech	Denver, CO	8/9/2013	180	27.9	million
Hampton Inn Exeter	Exeter, NH	9/26/2013	111	15.2	million
Residence Inn Bellevue	Bellevue, WA	10/31/2013	231	73.2	million
Springhill Suites Savannah	Savannah, GA	12/5/2013	160	39.8	million

On May 8, 2014, Chatham, through its operating partnership, entered into a purchase and sale agreement (the “Purchase and Sale Agreement”), by and among NewINK LLC (“NewINK JV”), Chatham Lodging, L.P., certain entities affiliated with Cerberus Capital Management (“Cerberus”) and certain individual owners and operating lessees, pursuant to which (i) Cerberus agreed to sell its interest in a joint venture that owns a 51-hotel portfolio (the “Innkeepers JV”) to NewINK LLC (the “Innkeepers JV Sale”), and (ii) Chatham agreed to acquire four hotels located in Silicon Valley in California comprising an aggregate of 751 rooms (the “Silicon Valley Portfolio”). Pursuant to the Purchase and Sale Agreement, Chatham will acquire the Silicon Valley Portfolio for a gross purchase price of $341.5 million less reserve credits of $15.1 million for a net purchase price of $326.4 million. NewINK JV is expected to assign to NorthStar Realty Finance (“Northstar”) the right to acquire Cerberus’ interest in the Innkeepers JV. Upon completion of the transactions, NorthStar will own an 89.7% ownership interest in the Innkeepers JV and its 47-hotel portfolio, while Chatham will own the remaining 10.3% ownership interest, which is equal to Chatham’s interest in the initial Innkeepers JV and will own 100% of the Silicon Valley Portfolio.

The unaudited pro forma consolidated balance sheet as of March 31, 2014 includes the pro forma financial information as if the acquisition of the Silicon Valley Portfolio and the Innkeepers JV sale were completed on March 31, 2014.

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2014 includes the pro forma financial information as if the acquisition of the Silicon Valley Portfolio and the Innkeepers JV sale were completed on January 1, 2013.

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 includes the pro forma financial information as if the acquisition of the North Shore Hotel, Bellevue Hotel, Savannah Hotel and Silicon Valley Portfolio and the Innkeepers JV Sale were completed on January 1, 2013.

The unaudited pro forma financial information is not necessarily indicative of what Chatham’s results of operations or financial condition would have been assuming such transactions had been completed at the dates described above, nor is it indicative of Chatham’s results of operations or financial condition for future periods. In management’s opinion, all material adjustments necessary to reflect the effects of the significant transactions described above have been made. In addition, the unaudited pro forma financial information is based upon available information and upon assumptions and estimates, some of which are set forth in the notes to the unaudited pro forma financial information, which we believe are reasonable under the circumstances. The unaudited pro forma financial information and accompanying notes should be read in conjunction with Chatham's historical financial statements and notes thereto included in Chatham’s Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Report on Form 10−Q for the three months ended March 31, 2014.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2014
(in thousands except share data)

	Chatham Lodging Trust (1)	Acquisition of Silicon Valley Portfolio (2)	Pro forma Adjustments		ProForma Chatham Lodging Trust
Assets:
Investment in hotel properties, net	$650,428	$326,450	$—		$976,878
Cash and cash equivalents	5,821	—	(4,994)	(3) (5)	827
Restricted cash	5,286	—	—		5,286
Investment in unconsolidated real estate entities	764	—	2,969	(4)	3,733
Hotel receivables (net of allowance for doubtful accounts of $53)	2,205	767	—		2,972
Deferred costs, net	6,763	—	994	(5)	7,757
Prepaid expenses and other assets	3,091	726	—		3,817
Total assets	$674,358	$327,943	$(1,031)		$1,001,270

Liabilities and Equity:
Mortgage debt	$223,158	$222,000	$—		$445,158
Revolving credit facility	55,000	50,860	—		105,860
Accounts payable and accrued expenses	12,944	1,920	—		14,864
Distributions and losses in excess of unconsolidated real estate entities	2,331	(5,300)	2,969	(4)	—
Distributions payable	1,934	—	—		1,934
Total liabilities	295,367	269,480	2,969		567,816

Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at March 31, 2014 and December 31, 2013	—	—	—		—
Common shares, $0.01 par value, 500,000,000 shares authorized; 26,390,788 and 22,295,558 shares issued and outstanding, respectively, at March 31, 2014 and December 31, 2013	261	—	—		261
Additional paid-in capital	434,505	—	—		434,505
Accumulated deficit	(58,084)	16,490	(4,000)	(3)	(45,594)
	—	41,973	—		41,973
Total shareholders’ equity	376,682	58,463	(4,000)		431,145

Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	2,309	—	—		2,309

Total equity	378,991	58,463	(4,000)		433,454
Total liabilities and equity	$674,358	$327,943	$(1,031)		$1,001,270

See Notes to Unaudited Pro Forma Consolidated Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(in thousands, except share and per share data)

The Unaudited Pro Forma Consolidated Balance Sheet assumes the following occurred on March 31, 2014:

•	Completion of the acquisition of the Silicon Valley Portfolio.

•
New mortgage debt of $222.0 million secured by the hotels in the Silicon Valley Portfolio and increased borrowings of $50.9 million on Chatham's senior secured revolving credit facility to fund a portion of the acquisition of the Silicon Valley Portfolio.

•	Payment of costs and expenses of approximately $5.0 million after March 31, 2014 related to the Silicon Valley Portfolio.

•	Completion of the Innkeepers JV Sale, including the sale of Cerberus' 89.7% interest in the Innkeepers JV to Northstar.
Notes and Management Assumptions:

1) Represents Chatham’s unaudited historical consolidated balance sheet as of March 31, 2014.

2) This adjustment reflects the assumed acquisition of the remaining 89.7% interest in the Silicon Valley Portfolio four hotels not previously held by Chatham. The adjustment also reflects the exchange of the previously held 10.3% interest historically accounted for under the equity method and presented as Distributions and losses in excess of unconsolidated real estate entities for the controlling interest, including its measurement to fair value as part of the acquisition (remeasurement of the 10.3% interest from a deficit of approximately $5 million to a fair value of Chatham's interest of approximately $11 million, resulting in a non-recurring gain of approximately $16 million).

The following estimated preliminary allocation of the purchase price for the Silicon Valley Portfolio based on the estimated fair value of the assets acquired and the liabilities assumed:

Silicon Valley Portfolio
Land	$65,290
Building	228,515
Furniture, fixtures and equipment	32,645
Hotel receivables	767
Prepaid expenses and other assets	726
Accounts payable and accrued expenses	(1,920)
Net assets acquired and liabilities assumed	$326,023

The proceeds are assumed to be funded through a combination of four new mortgage loans obtained at closing and secured by the four hotels in the Silicon Valley Portfolio in addition to borrowings under Chatham's senior secured revolving credit facility. Remaining consideration to acquire the 89.7% interest in the Silicon Valley Portfolio will be provided through the anticipated realization of the promote interest Chatham held in the Innkeepers JV (including realization of the promote interest on the 47 hotels not being acquired by Chatham of approximately $29 million and realization of the promote interest on the Silicon Valley Portfolio of approximately $13 million):

Mortgage debt	$(222,000)
Senior secured revolving credit facility	(50,860)
Fair value of previously held 10.3% interest	(11,190)
Innkeepers JV promote interest	(41,973)
Total consideration	$(326,023)

While Chatham currently anticipates funding the transaction as described, depending on the timing of the closing and other factors, Chatham may also finance a portion of the transaction with additional secured or unsecured financings, proceeds from the sale of common or preferred shares in public offerings or private placements or a combination of the above.

3) The estimated costs incurred by Chatham to complete the purchase of the Silicon Valley Portfolio are as follows:

Silicon Valley Portfolio
Closing costs	$3,400
Accounting fees related to audit and review	150
Legal fees	450
$4,000

4) Represents Chatham's investment in the Innkeepers JV and the NewINK JV following completion of the Innkeepers JV Sale.

5) Represents the deferred costs associated with the new franchise fees of $394 and the new loan costs of $600 to obtain the new mortgage loans.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	Silicon Valley Portfolio (2)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$33,958	$10,135	$—		$44,093
Food and beverage	628	—	—		628
Other operating	1,608	119	—		1,727
Cost reimbursements from unconsolidated real estate entities	672	—	—		672
Total revenue	36,866	10,254	—		47,120
Expenses:
Hotel operating expenses:
Room	7,755	1,398	—		9,153
Food and beverage expense	466	—	—		466
Telephone expense	287	43			330
Other expense	443	29			472
General and administration	3,426	641	—		4,067
Franchise and marketing fees	2,793	745	—		3,538
Advertising and promotions	831	186			1,017
Utilities	1,620	260	—		1,880
Repairs and maintenance	1,999	421	—		2,420
Management fees	1,094	224	103	(3)	1,421
Insurance	215	40	—		255
Total hotel operating expenses	20,929	3,987	103		25,019

Depreciation and amortization	6,316	2,671	394	(4) (5)	9,381
Property taxes and insurance	2,650	474	—		3,124
General and administrative	2,321	108	—		2,429
Hotel property acquisition costs and other charges	1,482	—	—		1,482
Reimbursed costs from unconsolidated real estate entities	672	—	—		672
Total operating expenses	34,370	7,240	497		42,107

Operating income	2,496	3,014	(497)		5,013
Interest and other income	13	8	—		21
Interest expense, including amortization of deferred fees	(3,738)	(2,676)	(634)	(6)	(7,048)
Loss on early extinguishment of debt	(184)	—	—		(184)
Loss from unconsolidated real estate entities	(316)	—	320	(7)	4
Income (loss) before income tax benefit	(1,729)	346	(811)		(2,194)
Income tax expense	(3)	—	(123)	(8)	(126)
Net income (loss)	$(1,732)	$346	$(934)		$(2,320)

Earnings per share data:
Basic and diluted - loss per common share	$(0.07)				$(0.09)

Basic and diluted - weighted average number of common shares outstanding	26,271,678				26,271,678
See Notes to Unaudited Pro Forma Consolidated Statement of Operation

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2014
(in thousands, except share and per share data)

1)	Represents the unaudited historical statement of operations of Chatham for the three months ended March 31, 2014.

2)	Represents the unaudited statement of operations of the Silicon Valley Portfolio for the three months ended March 31, 2014.

3)
Reflects the adjustment to management fees of $103 for contractual differences related to the fees required to be paid under the old management agreements for the Silicon Valley Portfolio compared to the new contracts or proposed agreements. Base management fees for the Silicon Valley Portfolio hotels will increase from 2% to 3% of revenues effective upon the acquisition date. The base management fees are as follows (in thousands):

	Description	New Fees	Old Fees	Adjustment
Silicon Valley Portfolio	Base management fee	$327	$224	$103

4)
Reflects net increase to depreciation expense based on Chatham’s new increased purchase price allocation in the Silicon Valley Portfolio and the predecessor's cost basis in the hotels' depreciation of $397. Depreciation is computed by Chatham using the straight-line method over the estimated useful lives of the assets, five years for furniture and equipment, 15 years for land improvements and 40 years for buildings and five to 15 years for building improvements. Depreciation is as follows (in thousands):

	New Depreciation Expense	Old Depreciation Expense	Adjustment
Silicon Valley Portfolio	$3,060	$2,663	$397

5)
Reflects the decrease to amortization of franchise fees of $(3) based on the franchise application fees paid of $394.0 million and the term of the new franchise agreements for each of the hotels in the Silicon Valley Portfolio which is 20 years from the closing of the purchase of the Silicon Valley Portfolio. Franchise fees are as follows (in thousands):

	New Amortization Expense	Old Amortization Expense	Adjustment
Silicon Valley Portfolio	5	8	(3)

6)
Reflects the incremental interest expense of $984 related to the new mortgage loans secured by the Silicon Valley Portfolio. Chatham will fund the acquisitions with $222.0 million of proceeds from four new mortgage loans secured by the hotels comprising the Silicon Valley Portfolio at an average interest rate of 4.61%, borrowings on Chatham's senior secured revolving credit facility of $51.0 million at an interest rate of 2.66% and amortization of loan costs on the four new mortgage loans of $600. While Chatham currently anticipates funding the cash portion of the acquisition with borrowings under its senior secured revolving credit facility and from new mortgage loans that will be secured by the four hotels as reflected in the pro forma adjustments, depending on the timing of the closing and other factors, Chatham may also finance a portion of the cash purchase price for the Silicon Valley Portfolio with additional secured or unsecured financings, proceeds from the sale of common or preferred shares in public offerings or private placements or a combination of these financing sources.

Details of the expected terms of the new mortgage loans are as follows:

Property	Loan Amount	Term	Fixed Interest rate
North Shore	24,175	10-year term	4.65%
Bellevue	47,580	10-year term, interest only until January 2015	4.65%
San Mateo	48,700	10-year term, interest only years 1-5	4.65%
Mountain View	37,900	10-year term, interest only years 1-5	4.60%
Silicon Valley I	64,800	10-year term, interest only years 1-5	4.60%
Silicon Valley II	70,600	10-year term, interest only years 1-5	4.60%

Chatham estimates that a hypothetical one-eighth percentage point increase in the variable interest rate would result in an additional interest expense of approximately $0.1 million annually. This assumes that the amount of outstanding under our floating rate debt remains at $105.9 million.

7)
Reflects adjustments of Chatham's ownership percentage of 10.3% to remove the net profit of the Silicon Valley Portfolio from the earnings of the Innkeepers JV ($36) and a decrease in interest expense for the 47 hotel portfolio to be owned by the Innkeepers JV of $356 related to the reduction in the mortgage loan amount of $110.0 million and lower interest rate of LIBOR + 339 basis points compared to the previous rate of LIBOR + 480 basis points. Chatham estimates that a hypothetical one-eighth percentage point increase in the variable interest rate would result in an impact to income (loss) from unconsolidated real estate entities of approximately $1.1 million annually.

8)	Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the Silicon Valley Portfolio of $123.

CHATHAM LODGING TRUST
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands except share and per share data)

	Chatham Lodging Trust (1)	North Shore Hotel (2)	Bellevue Hotel (3)	Savannah Hotel (4)	Silicon Valley Portfolio (5)	Pro Forma Adjustments		ProForma Chatham Lodging Trust
Revenue:
Room	$118,169	$2,819	$9,256	$6,110	$40,836	$—		$177,190
Food and beverage	1,311	261	275	131	—	—		1,978
Other	5,113	170	422	4	432	—		6,141
Cost reimbursements from unconsolidated real estate entities	1,635	—	—	—		—		1,635
Total revenue	126,228	3,250	9,953	6,245	41,268	—		186,944
Expenses:
Hotel operating expenses:
Room	25,709	700	1,741	1,017	5,792	—		34,959
Food and beverage expense	944	142	139	332	—	—		1,557
Telephone expense	899	—	22	12	167	—		1,100
Other expense	1,580	20	2	156	142	—		1,900
General and administration	11,529	306	741	489	2,664	—		15,729
Franchise fees	9,394	197	—	539	3,319	796	(6)	14,245
Advertising and Promotions	2,782	172	599	190	705	—		4,448
Utilities	4,955	95	405	174	1,034	—		6,663
Repairs and maintenance	6,310	112	310	182	1,486	—		8,400
Management fees	3,752	114	1,007	343	900	(372)	(7)	5,744
Insurance	742	—	—	680	180	—		1,602
Total hotel operating expenses	68,596	1,858	4,966	4,114	16,389	424		96,347

Depreciation and amortization	18,249	601	1,763	364	10,912	1,577	(8) (9)	33,466
Property taxes and insurance	8,915	263	355	—	1,867	—		11,400
General and administrative	8,131	—	—	—	382	—		8,513
Hotel property acquisition costs and other charges	3,341	—	—	—	—	(1,308)	(10)	2,033
Reimbursed costs from unconsolidated real estate entities	1,635	—	—	—	—	—		1,635
Total operating expenses	108,867	2,722	7,084	4,478	29,550	693		153,394

Operating income	17,361	528	2,869	1,767	11,718	(693)		33,550
Interest and other income	132	—	—	—	62	—		194
Interest expense, including amortization of deferred fees	(11,580)	(219)	(897)	(1,000)	(9,918)	(2,235)	(11)	(25,849)
Loss on early extinguishment of debt	(933)	—	—	—	—	—		(933)
Loss from unconsolidated real estate entities	(1,874)	—	—	—	—	1,446	(12)	(428)
Income before income tax benefit	3,106	309	1,972	767	1,862	(1,482)		6,534
Income tax expense	(124)	—	—	—	—	(671)	(13)	(795)
Net income	$2,982	$309	$1,972	$767	$1,862	$(2,153)		$5,739

Earnings per share data:
Basic - income per common share	$0.14							$(0.22)
Diluted - income per common share	$0.14							$(0.22)

Basic - weighted average number of common shares outstanding	21,035,892						(14)	26,271,678
Diluted - weighted average number of common shares outstanding	21,283,831						(14)	26,519.617
See Notes to Unaudited Pro Forma Consolidated Statement of Operation

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(in thousands, except share and per share data)

1)	Represents the historical statement of operations of Chatham for the year ended December 31, 2013.

2)	Represents the historical statement of operations of the North Shore Hotel for the year ended December 31, 2013.

3)	Represents the historical statement of operations of the Bellevue Hotel for the year ended December 31, 2013.

4)	Represents the historical statement of operations of the Savannah Hotel for the year ended December 31, 2013.

5)	Represents the historical results of operations of the Silicon Valley Portfolio for the year ended December 31, 2013.

6)	Reflects the adjustment to reflect franchise fees of 8% of gross revenues on the new franchise agreement that will be payable on the Bellevue Hotel of $796.

7)
Reflects the adjustment to management fees of ($372) for contractual differences related to the fees required to be paid under the old management agreements compared to the proposed new agreements. The base management fees for the Bellevue Hotel decreased from 7% to 3%, the Savannah Hotel decreased from 5% to 3% and the Silicon Valley Portfolio will increase from 2% to 3%. Accounting and other fees and base management fees are as follows (in thousands):

	Description	New Fees	Old Fees	Adjustment
North Shore Hotel	Accounting and other fees	$106	$114	$(8)
Bellevue Hotel	Accounting and other fees	30	310	(280)
Bellevue Hotel	Base management fee	299	697	(398)
Savannah Hotel	Accounting and other fees	26	—	26
Savannah Hotel	Base management fee	187	312	(125)
Silicon Valley Portfolio	Base management fee	1,238	825	413
		$1,886	$2,258	$(372)

8)
Reflects net increase to depreciation expense based on Chatham’s new purchase price allocation in the North Shore Hotel, Bellevue Hotel, Savannah Hotel and the Silicon Valley Portfolio and the predecessor's cost basis and accounting policy for depreciation of ($1,950). Depreciation is computed by Chatham using the straight-line method over the estimated useful lives of the assets, five years for furniture and equipment, 15 years for land improvements and 40 years for buildings and five to 15 years for building improvements. Depreciation is as follows (in thousands):

	New Depreciation Expense	Old Depreciation Expense	Adjustment
North Shore Hotel	$537	$601	$(64)
Bellevue Hotel	1,348	1,763	(415)
Savannah Hotel	1,380	680	700
Silicon Valley Portfolio	12,242	10,513	1,729
	$15,507	$13,557	$1,950

9)
Reflects the decrease to amortization of franchise fees of ($373) based on the franchise application fees paid of $71 and the term of the new franchise agreement which is 17 years (i) from the closing of the purchase of the North Shore Hotel, (ii) application fees paid of $155 and the term of the new franchise agreement which is 20 years from the closing of the purchase of the Bellevue Hotel (iii) application fees paid of $64 and the term of the new franchise agreement which is 20 years from the closing of the purchase of the Savannah Hotel (iv) applications fees paid of $394 and the terms of the new franchise agreements which are 20 years from the closing of the purchase of the Silicon Valley Portfolio. Amortization of franchise fees are as follows (in thousands):

	New Amortization Expense	Old Amortization Expense	Adjustment
North Shore Hotel	$2	$—	$2
Bellevue Hotel	5	—	5
Savannah Hotel	3	3	—
Silicon Valley Portfolio	19	399	(380)
	$29	$402	$(373)

10)
Reflects the adjustment for one-time hotel acquisition costs related to the Bellevue, North Shore and Savannah hotels purchased in 2013 which are not recurring and thus excluded from the pro forma results of operations.

11)
Reflects the incremental interest expense of $2,816 to acquire the Bellevue Hotel, North Shore Hotel and Silicon Valley Portfolio and the interest from Chatham's senior secured credit facility of $97.0 million at an interest rate of 2.78% associated with acquiring the hotels offset by the incremental loan amortization expense of $581 at the North Shore Hotel, Bellevue Hotel and the Silicon Valley Portfolio.

Details of the expected terms of the new mortgage loans are as follows:

Property	Loan Amount	Term	Fixed Interest rate
North Shore	24,175	10-year term	4.65%
Bellevue	47,580	10-year term, interest only until January 2015	4.65%
San Mateo	48,700	10-year term, interest only years 1-5	4.65%
Mountain View	37,900	10-year term, interest only years 1-5	4.60%
Silicon Valley I	64,800	10-year term, interest only years 1-5	4.60%
Silicon Valley II	70,600	10-year term, interest only years 1-5	4.60%

Chatham estimates that a hypothetical one-eighth percentage point increase in the variable interest rate would result in an additional interest expense of approximately $0.1 million annually. This assumes that the amount of outstanding under our floating rate debt remains at $105.9 million.

12)
Reflects adjustments of Chatham's ownership percentage of 10.3% to remove the net profit of the Silicon Valley Portfolio from the earnings of the Innkeepers JV ($191) and a decrease in interest expense for the 47 hotel portfolio to be owned by the Innkeepers JV of $1.6 million related to the reduction in mortgage loan amount of $110.0 million and lower interest rate of LIBOR + 339 basis points compared to the previous rate of LIBOR + 480 basis points. Chatham estimates that a hypothetical one-eighth percentage point increase in the variable interest rate would result in an impact to income (loss) from unconsolidated real estate entities of approximately $1.1 million annually.

13)
Reflects the adjustment to recognize income tax expense at an effective rate of 40% on the taxable income of Chatham’s TRS for the North Shore Hotel, Bellevue Hotel, Savannah Hotel and the Silicon Valley Portfolio of $671.

14)
Reflects the quantity of shares sufficient to consummate the acquisitions of the North Shore Hotel, Bellevue Hotel, Savannah Hotel and the Silicon Valley Portfolio (and related Innkeepers JV Sale) had they occurred on January 1, 2013.  Note that for all periods presented, the computation of diluted loss per share does not include unvested restricted shares and unvested long-term incentive plan units as these would be anti-dilutive for those periods.